EXHIBIT 10(a)-8
FORM OF TCF FINANCIAL CORPORATION
MANAGEMENT INCENTIVE PLAN - EXECUTIVE AWARD
1.    This TCF Financial Corporation 201__ Management Incentive Plan - Executive Award (this “Award”) is effective for the 201__ fiscal year of TCF Financial Corporation (“TCF”).  This Award is granted under and subject to the terms and conditions of the TCF Financial 2015 Omnibus Incentive Plan (the “Incentive Plan”).
2.    The participant shall sign a copy of this Award to acknowledge the terms of this Award.  Participants are those approved by the Compensation, Nominating, and Corporate Governance Committee (the “Committee”) of the TCF Board of Directors.
3.    The Award recipient is eligible to receive a cash payment not to exceed 200% of Target for each performance goal. Target for the Award recipient for each performance goal shall be [[__]% for the CEO / [___]% for other Award recipients] of the aggregate base salary paid to the Award recipient for the calendar year 201__. Payments shall be made to the Award recipient as set forth below:

•	[PERFORMANCE GOAL] The participant will be eligible to receive a cash incentive of an amount determined as follows:

▪	[___]% of Target if [___________]; or

▪	[___]% of Target if [___________]; or

▪	[___]% of Target if [___________].

•	[PERFORMANCE GOAL] The participant will be eligible to receive a cash incentive of an amount determined as follows:

▪	[___]% of Target if [___________]; or

▪	[___]% of Target if [___________]; or

▪	[___]% of Target if [___________].

•	[PERFORMANCE GOAL] The participant will be eligible to receive a cash incentive of an amount determined as follows:

▪	[___]% of Target if [___________]; or

▪	[___]% of Target if [___________]; or

▪	[___]% of Target if [___________].

For results in between any of the levels set forth for each goal above, the payout will be interpolated in a linear fashion between payout levels. For performance below the lowest performance levels set forth above, no payouts will be made. [PERFORMANCE GOALS] will be calculated excluding extraordinary or non-recurring items as well as the results from any businesses newly acquired or commenced by TCF (or its subsidiaries) during fiscal 201__. The 201__ Peer Group will be determined in accordance with the description in TCF’s proxy statement for the 201__ Annual Meeting of Stockholders, and will exclude any institutions which do not report results for the full 201__ year prior to February 15, 201__.
4.    The Committee may in its discretion, reduce or eliminate the amount of the incentive determined under this Award for any reason, and all Awards shall be subject to the terms of the Incentive Plan.  Among other things, participants will be assessed for incentive purposes based on their effectiveness in managing risk within their respective areas of accountability during the plan year. The risk management assessment will include review of relevant key risk indicators (KRIs) used in the TCF Enterprise Risk Management program. The Committee has authority to make interpretations under this Award and to approve all calculations made for this Award. Incentive compensation under this Award will be paid in cash as soon as possible following certification of the performance goals by the Committee, but no later than March 15, 201__.  A participant need not be employed by TCF (or the same subsidiary as employed by on the date of this Award) after December 31, 201__ in order to receive payment under the Award.
5.    The Committee may amend this Award from time to time as it deems appropriate, except that any such amendment shall be in writing and signed by both TCF and the participant and no amendment may contravene requirements of the Incentive Plan.  This Award shall not be construed as a contract of employment, nor shall it be considered a term of employment, nor as a binding contract to pay awards.
6.    This Award is effective for service on or after January 1, 201__.
7.    While the participant is actively employed with TCF or any of its subsidiaries, and, in the event of termination of employment by TCF or any of its subsidiaries or the participant for any reason for a period of one year after the participant’s termination of employment, the participant agrees that, except with the prior written approval of the Committee, the participant will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of TCF or any of its subsidiaries to discontinue his or her relationship with TCF or any of its subsidiaries nor will the participant directly or indirectly solicit, divert, take away or attempt to solicit business of TCF or any of its subsidiaries as to which the participant has acquired any knowledge during the term of the participant’s employment with TCF or any of its subsidiaries.
8.    This Award shall be governed by, and construed in accordance with, the laws of the State of Minnesota.
Acknowledgement
I have received, read, and acknowledge the terms of the foregoing Award and the Incentive Plan.

Date	Signature